Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports 20% Increase in Revenues in the First Quarter 2022

Both the Data & Analytics and IT Staffing Segments Achieved Double-Digit YOY Revenue Growth

PITTSBURGH, PA – April 27, 2022 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the first quarter ending March 31, 2022.

First Quarter 2022 Highlights:

•

The Company delivered record consolidated revenues in the first quarter of 2022. Total revenues grew organically by 20% to $59.8 million, compared to revenues of $49.8 million in the 2021 first quarter;

•	The Company’s Data and Analytics Services segment reported revenues of $10.2 million, an organic increase of 15% over last year’s $8.8 million;

•

The IT Staffing segment achieved record revenues of $49.6 million and record gross margins of 22.9% during the first quarter 2022. Top-line organic growth totaled 21% compared to the first quarter of 2021;

•	GAAP diluted earnings per share was $0.19 in the first quarter of 2022 compared to $0.10 in the first quarter of 2021; and

•	Non-GAAP diluted earnings per share was $0.28 in the first quarter of 2022 compared to $0.19 in the 2021 first quarter.

First Quarter 2022 Results:

Revenues for the first quarter of 2022 totaled $59.8 million compared to $49.8 million during the corresponding quarter of 2021. Gross profits in the first quarter of 2022 increased by 24% to $15.9 million from $12.8 million in the same quarter of 2021. GAAP net income for the first quarter of 2022 totaled $2.3 million or $0.19 per diluted share, compared to $1.2 million or $0.10 per diluted share during the same period of 2021. Non-GAAP net income for the first quarter of 2022 was $3.3 million or $0.28 per diluted share, compared to $2.2 million or $0.19 per diluted share in the first quarter of 2021.

Activity levels at the Company’s Data and Analytics Services segment were solid, with order bookings of $11.8 million. Additionally, backlog increased during the quarter. Demand for the Company’s IT Staffing Services segment remained elevated during the first quarter, as the segment achieved record revenues and gross margins.

“2022 is off to a strong start with solid financial results in a quarter that has historically been weak”, said Vivek Gupta, the Company’s President and Chief Executive Officer. “Both of our business segments had sequential revenue growth, strong year-over-year top-line growth and solid operating profits. Additionally, we brought onboard Ganeshan Venkateshwaran, a seasoned leader with an impressive track record of successes in the digital transformation services space, as the Chief Executive Officer of our Data and Analytics Services segment. Ganeshan joins us with a wealth of knowledge around advanced technologies and digital transformation services to lead the next phase of growth for Mastech InfoTellis.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S., Canada, EMEA, India and ASEAN.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT, our July 2017 acquisition of the services division of InfoTrellis, Inc. and our October 2020 acquisition of AmberLeaf Partners. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expense related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of and statements regarding the Company’s ability to generate revenues, earnings, and cash flow. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecasted in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for the Company’s services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, the extent to which the Company’s business is adversely affected by the impacts of the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19 and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2021.

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For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$7,185	$6,622
Accounts receivable, net	46,838	43,393
Prepaid and other current assets	3,191	3,890

Total current assets	57,214	53,905
Equipment, enterprise software and leasehold improvements, net	3,540	3,038
Operating lease right-of-use assets	5,033	4,894
Non-current deposits	511	595
Goodwill, net of impairment	32,510	32,510
Intangible assets, net of amortization	17,968	18,760

Total assets	$116,776	$113,702

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,400	$4,400
Current portion of operating lease liability	1,571	1,479
Accounts payable	6,242	4,954
Accrued payroll and related costs	13,367	14,240
Other accrued liabilities	1,222	1,771

Total current liabilities	26,802	26,844

Long-term liabilities:
Long-term debt, less current portion, net	7,252	8,334
Long-term operating lease liability, less current portion	3,677	3,706
Long-term accrued income taxes	125	125
Deferred income taxes	888	265

Total liabilities	38,744	39,274
Shareholders’ equity:
Common stock, par value $0.01 per share	133	131
Additional paid-in capital	29,667	28,250
Retained earnings	53,173	50,841
Accumulated other comprehensive income (loss)	(754)	(607)
Treasury stock, at cost	(4,187)	(4,187)

Total shareholders’ equity	78,032	74,428

Total liabilities and shareholders’ equity	$116,776	$113,702

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2022	2021
Revenues	$59,755	$49,775
Cost of revenues	43,823	36,971

Gross profit	15,932	12,804
Selling, general and administrative expenses	12,625	10,935

Income from operations	3,307	1,869
Other income/(expense), net	(60)	(232)

Income before income taxes	3,247	1,637
Income tax expense	915	443

Net income	$2,332	$1,194

Earnings per share:
Basic	$0.20	$0.10
Diluted	$0.19	$0.10

Weighted average common shares outstanding:
Basic	11,509	11,415

Diluted	12,035	11,997

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2022	2021
GAAP Net Income	$2,332	$1,194

Adjustments:
Amortization of acquired intangible assets	792	793
Stock-based compensation	526	621
Income taxes adjustments	(340)	(365)

Non-GAAP Net Income	$3,310	$2,243

GAAP Diluted Earnings Per Share	$0.19	$0.10

Non-GAAP Diluted Earnings Per Share	$0.28	$0.19

Weighted average common shares outstanding:

GAAP Diluted Shares	12,035	11,997

Non-GAAP Diluted Shares	12,035	11,997

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended March 31,
	2022	2021
Revenues:
Data and analytics services	$10,152	$8,794
IT staffing services	49,603	40,981

Total revenues	$59,755	$49,775

Gross Margin %:
Data and analytics services	45.2%	45.7%
IT staffing services	22.9%	21.4%

Total gross margin %	26.7%	25.7%

Segment Operating Income:
Data and analytics services	$972	$394
IT staffing services	3,127	2,268

Subtotal	4,099	2,662

Amortization of acquired intangible assets	(792)	(793)
Interest expense and other, net	(60)	(232)

Income before income taxes	$3,247	$1,637